Metropolitan Life Insurance Company
One Madison Avenue, New York, NY 10010-3690
212 578-2211

BETH ANN AGOSTINI                                      [LOGO] METLIFE
Associate Counsel
Law Department
Tel 212 578-7840  Fax 212 578-8144

June 29, 2000

Variable Insurance Products Fund
Variable Insurance Products Fund II
Fidelity Distributors Corporation
82 Devonshire Street
Boston, Massachusetts 02109
Attention: Treasurers

       RE: NOTICE UNDER PARTICIPATION AGREEMENTS BETWEEN VARIABLE INSURANCE
           PRODUCTS FUND ("FUND"), VARIABLE INSURANCE PRODUCTS FUND II ("FUND II"), FIDELITY DISTRIBUTORS CORPORATION ("UNDERWRITER"), AND METROPOLITAN LIFE INSURANCE COMPANY ("METLIFE"), EACH DATED JULY 2, 1991, AS AMENDED (TOGETHER THE "AGREEMENTS").

Dear Sirs:

   Pursuant to paragraph 1.6 of the Agreements, MetLife hereby notifies Fund, Fund II and the Underwriter of its intention to make five additional portfolios available through the Metropolitan Series Fund, Inc ("Metropolitan Fund") and the New England Zenith Fund ("Zenith Fund") on or about July 5, 2000. MetLife intends to add the following portfolios: Davis Venture Value, Putnam Large Cap Growth, MetLife Mid Cap Stock Index, Loomis Sayles Small Cap and State Street Research Aurora Small Cap Value. The State Street Research Aurora Small Cap Value, Putnam Large Cap Growth and MetLife Mid Cap Stock Index Portfolios will be offered through the Metropolitan Fund. The Loomis Sayles Small Cap and Davis Venture Value Portfolios will be offered through the Zenith Fund.

Variable Insurance Products Fund
Variable Insurance Products Fund II
Fidelity Distributors Corporation
June 29, 2000
Page 2

   Please indicate your consent by signing and returning this letter in the enclosed self-addressed envelope. If you have any questions regarding this notice, contact me at (212) 578-7840.

Very truly yours,

/s/ Beth Ann Agostini
------------------------------------
Beth Ann Agostini


Acknowledged and consented to:

VARIABLE INSURANCE PRODUCTS FUND

By:     /s/ Robert C. Pozen
        -----------------------------
        Robert C. Pozen
Title:  Senior Vice President
        -----------------------------

VARIABLE INSURANCE PRODUCTS FUND II

By:     /s/ Robert C. Pozen
        -----------------------------
        Robert C. Pozen
Title:  Senior Vice President
        -----------------------------

FIDELITY DISTRIBUTORS CORPORATION

By:     /s/ Kevin J. Kelly
        -----------------------------
        Kevin J. Kelly
Title:  Vice President
        -----------------------------